SECOND AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of November 20, 2019, to the Transfer Agent Servicing Agreement, dated as of January 18, 2010 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Exhibit A hereto, as maybe amended from time to time (each a “Fund” and collectively the “Funds”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fee schedule, Exhibit C, of the Agreement; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby superseded and replaced in its entirety with
First Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS    U.S. BANCORP FUND SERVICES, LLC

By: /s/ John P. Buckel________________        By: /s/ Jason Hadler_________________

Printed Name: John P. Buckel            Printed Name: Jason Hadler

Title: President                    Title: Senior Vice President

Jensen

First Amended Exhibit A
to the
Transfer Agent Servicing Agreement – Trust for Professional Managers

Fund Names

Name of Series

Jensen Value Fund
Jensen Global Quality Growth Fund

Jensen

Second Amended Exhibit C to the Fund Transfer Agent Servicing Agreement

Transfer Agent, Shareholder & Account Services Fee Schedule effective October 1, 2019 to September 30, 2024
Annual Service Charges to the Fund*

▪	$____ per CUSIP in Fund Complex

▪	$____ per closed ML 0 account

▪	$____ per open ML 0 account

▪	$____ per closed ML 3 account

▪	$____ per open ML 3 account

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving, NCSS System charges, Omnibus Account Transactions. Telephone Calls, Voice Response Calls, Manual Shareholder Transaction & Correspondence, Daily Valuation/Manual 401k Trade, Report Source – Client on-line access to fund and investor data, Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades, Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters, 12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Jensen

Second Amended Exhibit C (continued) to the Fund Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees

▪	$____ per qualified plan account or Coverdell ESA account (Cap at $____ per SSN)

▪	$____ per transfer to successor trustee

▪	$____ per participant distribution (Excluding SWPs)

▪	$____ per refund of excess contribution

▪	$____ per reconversion/recharacterization

Additional Shareholder Paid Fees

▪	$____ per outgoing wire transfer or overnight delivery

▪	$____ per telephone exchange

▪	$____ per return check or ACH or stop payment

▪	$____ per statement year requested per account (This fee applies to research requests for statements older than the prior year)
CUSIP Setup

▪	CUSIP Setup beyond the initial CUSIP – $____ per CUSIP

▪	Expedited CUSIP Setup – $____ per CUSIP (Less than 35 days)
Fund Characteristic Change

▪	Fund Name Change – $____ per fund/ per change

▪	Fund CUSIP Change – $____ per fund/ per change
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

▪	Digital Investor

•	Implementation – $____ per fund group

•	Annual Base Fee – $____ per year
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

▪	Activity (Session) Fees:

•	Inquiry – $____ per event

•	Login Challenge – $____ per event

•	Account Maintenance – $____ per event

•	Transaction – financial transactions, duplicate statement requests, etc. – $____ per event

•	New Account Set-up – $____ per event

•	Bank Verification Attempt – $____ per event
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

▪	Base Fee Per Management Company – file generation and delivery – $____ per year

▪	Per Record Charge

•	Rep/Branch/ID – $____

-	Dealer – $____

Jensen

▪	Price Files – $____ per record or $____ per user per month, whichever is less

Jensen

Second Amended Exhibit C (continued) to the Fund Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

▪	Account inquiry
-    Inquiry - $____per event

-	Vision ID - $____ per month per ID

▪	Transaction Processing*
-     Implementation Fee - $____ per Management Company
-    Transaction – purchase, redeem, and exchange - $____ per event
-    Monthly Minimum Charge - $____ per month

▪	Electronic Statements*

-	Implementation- $____ per fund group

-	Load charges-$____ per image

-	Archive charge (for any image stored beyond 2 years)-$ ____ per document
*Vision ID and event charges also apply.
Fund Source
Client Access to audited fund information, pricing, performance, literature, processing guidelines.

-	$____ per Month – Unlimited Users
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.

▪	$____ per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.

▪	STAT – Statement and Tax Form Storage & Retrieval
-    Setup: $____ per user

-	Support: $____ per user per month

▪	ReportSource – Report and Data File Storage & Retrieval

-	Setup: Included in initial fund setup on Transfer Agent system

-	$____ per user per month
Additional Data Delivery Services

▪	Ad Hoc/PowerSelect File Development

-	Standard ad-hoc select: $____ per file

-	Custom coded data for recurring, scheduled delivery: $____ per hour consultation and programming development

-	Support: $____ per file per month for recurring files/reports scheduled for delivery via Report Source.

-	Recurring files scheduled for delivery via Report Source.

▪	Custom Electronic File Exchange (MFS delivery of standard TIP files)

-	Setup: $____ one-time fee

-	Support: $____ per file per month

▪	File Delivery to Alternate Sales Reporting Provider

-	Setup: $____ one-time fee

-	Maintenance Fee: $____ per file per month
Chat Services

▪	Implementation Fee – $____

Jensen

▪	Monthly Fee – $____ per month

▪	Per Chat Fee – $____ per chat or $____ per minute of chat
Outbound Calling & Marketing Campaigns

▪	Cost based on project requirements including hours, data sourcing and reporting.

Jensen

Second Amended Exhibit C (continued) to the Fund Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
Electronic Form Delivery and Signature Capture

▪	Implementation fee – $____ (includes 15 forms)

▪	Additional setup fee – $____ for each additional form and email template

▪	Form and fund logo modifications – $____ per form, $____ per updated Fund Logo

▪	Monthly minimum fee – $____ per month

▪	Per electronic envelope Fee – $____
Recordkeeping Application Access

▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers

-	$____ implementation

-	$____ per month

▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers

-	Cost varies depending upon location and bandwidth

▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.

-	$____ implementation

-	$____ per ID per month

▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.

-	$____ implementation

-	$____ per ID per month

▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.

-	$____ implementation

-	$____ per ID per month

▪	Automated Work Distributor (AWD) – Image and workflow application.

-	$____ implementation

-	$____ per ID per month

▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.

-	$____ implementation

-	$____ per ID per month

▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.

-	$____ per month
Programming Services

▪	$____ per hour (subject to change)

▪	Charges incurred for customized services based upon fund family requirements including but not limited to:

-	Fund setup programming (transfer agent system, statements, options, etc.)

-	Customized service development

-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)

-	All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.

▪	$____ per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:

Jensen

▪	$____ setup per fund group

▪	$____ per month administration

▪	$____ per received email correspondence

Jensen

Second Amended Exhibit C (continued) to the Fund Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

▪	$____ per fund group per month
CTI Reporting
Integrated custom detailed call reporting – $250 per monthly report
Literature Fulfillment Services

▪	Account Management/Database Administration

-	$____ per month

-	Receiving – $____ per SKU

-	Order Processing – $____ per order

-	Skid Storage – $____ per month per location

-	Disposal – $____ per SKU

▪	Inbound Teleservicing Only

-	Account Management – $____ per month (OR)

-	Call Servicing – $____ per call

▪	Lead Source Reporting

-	$____ per month

▪	Closed Loop Reporting

-	Account Management – $____ per month

-	Database Installation, Setup – $____ per fund group

▪	Miscellaneous Expenses

-	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.

▪	$____ per Month
Mutual Fund Profile II Services
Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site

▪	Initial data population: $____ for less than 25 CUSIPS / $____ for 25 CUSIPS or more

▪	Monthly maintenance: $____ per management company

▪
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $____/hour

Dealer Survey Completion
Dealer fund survey requests – $____ per hour for completion and quality validation
Physical Certificate Processing
Services to support the setup and processing of physical certificated shares for a fund family:

▪	$____ setup per fund group

▪	$____ per certificate transaction
Fund Event* Services

Jensen

▪	Programming & File Delivery – $____/hour

▪	Project Management/Analysis – $____/hour

▪	Account Data Retention – $____/account/month until purged*

▪	CUSIP Data Retention – $____/CUSIP/month until purged*

Jensen

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.
MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
▪$____ – $____ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
▪$____ – $____ MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)
▪$____ – $____ MARS Sales Reporting (Includes 5 Sales Users)
▪$____ – $____ MARS 22c-2 Compliance (Includes 5 Compliance Users)
$____ – $____ – Enhanced Services*
Includes up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)

▪	$____ – SalesForce.com Integration

▪	$____ – Custom Data Interface

▪	$____ – OmniSERV Setup

▪	$____ – Standard Interface

▪	$____ – Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
▪$____ – Sales Reporting

▪	$____ – 22c-2 Compliance

▪	$____ – CRM

▪	$____ – SFDC
Standard Version 8i Products & Services (Monthly Fee)

▪	$____ – OmniSERV

▪	$____ – Daily Transaction Load from Sales Portal

▪	$____ – Monthly Asset Load from Sales Portal

▪	$____ – SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
▪$____ – MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees based on AUM)

▪	$____/month (AUM $0 – $99,999,999.99)

▪	$____/month (AUM $100,00,000 – $249,999,999.99)

▪	$____/month (AUM $250,000,000 – $399,999,999.99)

▪	$____/month (AUM $400,000,000 – $499,999,999.99)
Once an AUM of $500,000,000 has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $____ per month.
Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $____ per month.
No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)

▪	$____ – Custom Data Interface

▪	$____ – Standard Interface

▪	$____ – OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

Jensen

MARS Training

▪	$____ /day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Jensen

Second Amended Exhibit C (continued) to the Fund Transfer Agent Servicing Agreement
Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.

▪	Document Loading, Storage, and Access – $____ per statement

▪	Document Consent Processing, Suppression, and Notification – $____ per suppressed statement

▪	Development & Implementation of Electronic Confirm Statements – $____ initial setup fee

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.

▪	Document Loading, Storage, and Access – $____ per statement

▪	Document Consent Processing, Suppression, and Notification – $____ per suppressed statement

▪	Development & Implementation of Electronic Investor Statements – $____ initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

▪	Document Loading, Storage, and Access – $____ per statement

▪	Document Consent Processing, Suppression, and Notification – $____ per suppressed statement

▪	Development & Implementation of Electronic Tax Statements – $____ initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

▪	Document Consent Processing, Suppression, and Notification – $____ per suppressed statement

▪	Development & Implementation of Electronic Compliance Documents – $____ initial setup fee

Related Digital Investor Fees

▪	View Consent Enrollment – $____ per transaction

▪	Consent Enrollment – $____ per transaction

▪	View Statements – $____ per view

Notes:

▪	Statements presented as PDF documents

▪	Statements will be loaded for all accounts, regardless of consent

▪	Three year minimum term

▪	Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $____ per document per year for three years and greater, if desired
Digital Investor customization charges apply

Adviser’s signature below acknowledges approval of the fee schedule in this Exhibit C

Jensen Investment Management, Inc

By: /s/ Eric Schoenstein______________

Name: Eric Schoenstein______________

Title: Vice President_________________

Jensen